UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 3, 2006
INDUS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-2293	94-3273443

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3301 Windy Ridge Parkway, Atlanta, Georgia 30339
(Addresses of Principal Executive Offices, including Zip Code)
(770) 952-8444

(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The Compensation Committee (the “Committee”) of the Board of Directors of Indus International, Inc. (the “Company”) administers the Company’s compensation program for its executive officers and other senior officers. The Company’s executive officers are those persons whose job responsibilities and policy-making authority are the broadest in the Company as determined by the Board annually. The Board has determined that the executive officers of the Company include the Company’s President and Chief Executive Officer, Gregory J. Dukat, Executive Vice President and Chief Financial Officer, Patrick M. Henn, Executive Vice President and Chief Technical Officer, Arthur W. Beckman, Executive Vice President of Corporate Strategy, Joseph T. Trino, and Executive Vice President of Field Operations, John D. Gregg (the “Executive Officers”). The Company’s senior officers are other members of senior management that report directly to the Chief Executive Officer. The Committee’s role is to oversee the Company’s compensation plans and policies, annually review and determine all executive officers’ and senior officers’ compensation, and administer the Company’s equity incentive plans.
     Each year the Committee conducts a review of the Company’s executive compensation programs and practices. The Committee’s annual review includes an analysis, for each of its executives, of all elements of compensation, consisting of base and performance-based cash compensation; stock option and other equity grants; retirement programs; and health and welfare benefits. This annual review also includes a review of the Company’s change of control severance arrangements. In conducting its work, the Committee has the authority to engage the services of outside advisers, experts and others to assist the Committee.
     In late fiscal 2005, after considering a strategic, comprehensive plan for the formalization of executive compensation, the Committee engaged a third party consultant to assist the Committee in its review of the compensation for its executive officers. The third party consultant provided the Committee with an executive compensation study that included a competitive market assessment of total compensation of the Company’s top executives, recommendations for the Company’s fiscal 2006 annual incentive compensation plan, and recommendations for the Company’s long-term incentive plan design. This study was used by the Committee as a guideline for developing the fiscal 2006 compensation plan for the Company’s executive officers and senior officers. Input was also sought from the third party consultant regarding the change of control severance arrangements that the Committee approved and the Board ratified for the Executive Officers in fiscal 2006.
     In late fiscal 2006, the Committee engaged the same third party consultant to assist the Committee in its fiscal 2007 review of the compensation for its Executive Officers. The third party consultant provided the Committee with an annual update to its prior executive compensation study. This report updated the prior competitive market assessment of total compensation of the Company’s top executives, and provided recommendations for the Company’s fiscal 2007 annual incentive compensation plan, and recommendations for the Company’s long-term incentive plan design, including the size, form and features of equity awards. This updated study was used by the Committee as a guideline for developing the fiscal 2007 compensation plan for the Company’s Executive Officers and senior officers. The Committee discussed the report at various Committee meetings, directly with its third party consultant and independently with management. Input was also sought from the third party consultant regarding changes to the change of control severance arrangements that the Company has in place with its Executive Officers.

Fiscal 2007 Incentive Compensation Plan
     On May 3, 2006, in connection with its annual review of compensation matters described above, the Committee recommended, and the Board of Directors approved, the Indus International, Inc. Fiscal 2007 Incentive Compensation Plan (the “Plan”). The Plan is effective for the Company’s fiscal year ending March 31, 2007. The purpose of the Plan is to provide performance incentives for members of the Company’s Business Planning Council and Management Council. Participants in the Plan include the Company’s Executive Officers. The material terms of the Plan are as follows.
     Awards. Participants are eligible to receive cash awards based upon the attainment of two weighted performance levels: (1) achievement of target recognized software licensed revenue, and (2) achievement of target pro forma earnings per share (adjusted for Board approved unusual, non-recurring items). Such target levels will be based on the Company’s audited financial statements for the 2007 fiscal year. Participants will be eligible to receive an award only if the Company achieves the minimum threshold earnings per share target established under the Plan. In addition, a portion of any award made on the basis of achieving one or more of the corporate goals will be subject to the attainment of two individual goals. If one or more of the individual goals are not met, the award shall be reduced. Participants will not be eligible to receive any award for meeting individual goals if the minimum threshold earnings per share target is not met.
     The cash award will represent a percentage of the participant’s base salary as of March 31, 2007. The target awards for the Executive Officers, as a percentage of their base salaries, are 60% for Mr. Dukat, and 40% for Beckman, Henn, Trino and Gregg. The maximum award payments that the Executive Officers may receive if all of the targets are met, as a percentage of their base salaries, are 120% for Dukat and 80% for Beckman, Henn, Trino and Gregg.
     Payment of Awards. All awards will be paid in cash. The Company anticipates that awards, if any, will be paid on or about June 15, 2007.
     Amendment and Termination. The Compensation Committee may terminate, suspend or amend the Plan at any time upon written notice to the participants.
     Duration of the Plan. The Plan will terminate as of the end of the current fiscal year (March 31, 2007).
Amendment of Change of Control Severance Agreements
     The Company maintains change of control severance agreements with each of its Executive Officers. On May 3, 2006, in connection with its annual review of compensation matters described above, the Committee recommended, and the Board of Directors approved, an amendment to each change in control severance agreement with the Executive Officers to change the severance amount that the Executive Officer would be entitled to upon his termination of employment following a change of control. As amended, in the case of Mr. Dukat, this severance amount would be equal to three times his then-current base salary plus his annual bonus target for the performance year in which the change of control occurs, and in the case of Messrs. Henn, Beckman, Trino and Gregg, this severance amount would be equal to two times his then-current base salary plus the annual bonus target for the performance year in which the change of control occurs.

     A description of the material terms of such change of control severance agreements was included in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on March 8, 2006, with respect to Mr. Beckman, on October 4, 2005, with respect to Messrs. Dukat, Trino and Gregg, and on September 27, 2005, with respect to Mr. Henn. Such descriptions are incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS INTERNATIONAL, INC.

/s/ Patrick M. Henn

Name:	Patrick M. Henn
Title:	Chief Financial Officer
Date: May 9, 2006